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                                                                    EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/S-4 of Triple Crown Media, Inc. of our reports dated November 8, 2005 relating to the financial statements and financial statement schedule of Bull Run Corporation, which appear in Bull Run Corporation's Annual Report on Form 10-K for the year ended August 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky
January 10, 2006